Page 1 of 21 UnitedHealth Group Reports 2025 Results and Issues 2026 Outlook • Full Year 2025 Revenues of $447.6 Billion Grew 12% Year-Over-Year; Earnings of $13.23 Per Share; Adjusted Earnings of $16.35 Per Share • Full Year 2026 Revenue Outlook Greater Than $439.0 Billion; Earnings Outlook Greater Than $17.10 Per Share; Adjusted Earnings Greater Than $17.75 Per Share To view this information in a different format, including graphics, published on our website, click here: https://www.unitedhealthgroup.com/content/dam/UHG/PDF/investors/2025/unh-reports-2025-results-and-issues-2026- outlook.pdf. (January 27, 2026) UnitedHealth Group (NYSE: UNH) today reported full year and fourth quarter 2025 results and issued its 2026 outlook. “We confronted challenges directly and finished 2025 as a much stronger company, giving us the momentum to better serve those who count on us and continue to improve our core performance,” said Stephen Hemsley, chief executive officer of UnitedHealth Group. Consolidated revenues for 2025 were $447.6 billion, representing 12% growth year-over-year. Earnings from operations were $19.0 billion and net margin was 2.7%, while cash flows from operations were $19.7 billion, or 1.5x net income. The 2026 outlook was set for more than $439.0 billion in revenues, with earnings from operations greater than $24.0 billion and an adjusted earnings outlook greater than $17.75 per share. 2025 Key Performance Metrics • UnitedHealthcare, which served 49.8 million consumers in 2025, grew revenues 16% to $344.9 billion. • Optum expanded revenues 7% to $270.6 billion and supported more than 123 million consumers across its businesses. • Full year and fourth quarter 2025 net earnings were $13.23 and $0.01 per share. • Full year and fourth quarter 2025 adjusted net earnings were $16.35 and $2.11 per share. • The reported medical care ratio of 89.1% included a 20 basis point negative impact from loss contracts included in the charge, resulting in an adjusted medical care ratio of 88.9%, or an increase of 340 basis points year-over-year. • The operating cost ratio of 13.3% included a negative 40 basis points impact from the one-time charge, resulting in an adjusted operating cost ratio of 12.9%, which was flat year-over-year. In the last six months of 2025, the company laid the foundation for more disciplined and transparent operations, stronger performance and sustained growth throughout 2026 and beyond. Key elements in the company’s mission-focused progress in the second half of 2025 have included: • Re-focusing on key markets, products and geographies. • Aligning pricing discipline to account for higher medical trends and the impact of health care policy changes. • Re-baselining operations at Optum, including new leaders who have refocused and strengthened the commitment to integrated value-based care.

Page 2 of 21 The company has taken steps to enhance its transparency, including releasing the results of its first independent reviews of business practices, with additional reviews and actions under way. The company completed wide-ranging actions that were included in a fourth quarter charge of $1.6 billion net of taxes, or $1.78 per share. The impacts were largely non-cash and were excluded from adjusted earnings and adjusted earnings per share. The charge consisted of the following: ($ in millions, except per share data) Impact to 2025 Net Earnings Final Cyberattack Costs $(799) Net Portfolio Divestitures $442 Restructuring and Other $(2,521) Total Impact to Earnings before Income Taxes $(2,878) Income Taxes $1,256 Total Impact to Net Earnings $(1,622) Impact to Diluted Earnings per Share $1.78

UnitedHealth Group 2025 Results

Quarterly and Annual Financial Performance					
	Three Months Ended			Year Ended	
	December 31, 2025	December 31, 2024	September 30, 2025	December 31, 2025	December 31, 2024
Revenues	$113.2 billion	$100.8 billion	$113.2 billion	$447.6 billion	$400.3 billion
Earnings from Operations	$0.4 billion	$7.8 billion	$4.3 billion	$19.0 billion	$32.3 billion
Adjusted Earnings from Operations	$3.1 billion	$8.3 billion	$4.3 billion	$21.7 billion	$34.4 billion
Net Margin	-	5.5%	2.1%	2.7%	3.6%

- UnitedHealth Group's full year 2025 revenues grew $47.3 billion, or 12% year-over-year, to $447.6 billion.
- Full year 2025 earnings from operations of $19.0 billion included the impact of a $2.8 billion charge. This charge reflected the final direct costs associated with cyberattack-related activities, divestitures and business exits, and broader restructuring and other actions including loss contract assessments, real estate rationalization and workforce reductions. The impacts were excluded from adjusted earnings from operations of $21.7 billion.
- The full year 2025 adjusted medical care ratio was 88.9% compared to 85.5% in 2024. The year-over-year increase reflects previously disclosed factors, CMS's Medicare funding reductions and changes from the Inflation Reduction Act combined with accelerating medical cost trends. Medical reserve development was $140 million favorable for full year 2025.
- Days claims payable were 44.1 compared to 46.2 in third quarter 2025 and 47.0 at year end 2024. The decline reflected expected impacts from the Inflation Reduction Act on the Part D program of approximately four days year-over-year and the sequential decline was driven by claims payment timing. Days sales outstanding of 18.8 compared to 18.6 in third quarter 2025 and 20.7 in the year ago quarter.
- The full year 2025 adjusted operating cost ratio of 12.9% compared to 12.9% in 2024, reflecting operating efficiencies and investments to drive future growth.
- Cash flows from operations for the full year were $19.7 billion, or 1.5 times net income, and were higher than anticipated, largely due to the timing of cash flows, including payments received in 2025 that were expected in 2026.
- Debt-to-capital ratio was 43.9% as of December 31, 2025, compared to 44.1% in the third quarter 2025 and 43.9% at year end 2024. The company continues to target a long-term debt-to-capital ratio of 40.0% and expects to reach that level in 2026.

Page 3 of 21

UnitedHealthcare 2025 Results

UnitedHealthcare provides health care benefits to individuals and employers, as well as Government Program beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly and Annual Financial Performance	Three Months Ended			Year Ended	
	December 31, 2025	December 31, 2024	September 30, 2025	December 31, 2025	December 31, 2024
Revenues	$87.1 billion	$74.1 billion	$87.1 billion	$344.9 billion	$298.2 billion
Earnings from Operations	$0.3 billion	$3.0 billion	$1.8 billion	$9.4 billion	$15.6 billion
Adjusted Earnings from Operations	$0.5 billion	$3.0 billion	$1.8 billion	$9.6 billion	$16.2 billion
Operating Margin	0.4%	4.0%	2.1%	2.7%	5.2%

UnitedHealthcare

- UnitedHealthcare full year 2025 revenues of $344.9 billion increased $46.7 billion or 16% year-over-year. UnitedHealthcare served 49.8 million people in 2025, an increase of 415,000 year-over-year.
- UnitedHealthcare's full year 2025 earnings from operations were $9.4 billion compared to $15.6 billion in 2024. Operating margin of 2.7% compared to 5.2% in 2024, primarily due to the effects of the Biden-era Medicare funding reductions and Inflation Reduction Act impacts combined with elevated medical cost trends.

UnitedHealthcare Employer & Individual

- UnitedHealthcare Employer & Individual full year 2025 revenues were $79.2 billion compared to $78.2 billion in 2024.
- The number of people served decreased by 80,000 year-over-year, with growth in employer self-funded offerings more than offset by attrition in both group fully-insured and individual products.

UnitedHealthcare Medicare & Retirement

- UnitedHealthcare Medicare & Retirement full year 2025 revenues of $171.3 billion grew $31.8 billion, or 23%, year-over-year due to growth in the number of people served and the effects of the Inflation Reduction Act Part D impacts.
- Total growth for people served through Medicare Advantage, including programs serving complex populations included in Medicaid, was 755,000 in 2025.

UnitedHealthcare Community & State

- UnitedHealthcare Community & State full year 2025 revenues of $94.4 billion grew 17% year-over-year, driven by growth in serving people with complex needs and Medicaid rate increases.
- People served contracted by 55,000 in 2025 largely due to the early impact of state eligibility changes.

Page 4 of 21

Page 5 of 21 Optum 2025 Results The Optum businesses serve the health care ecosystem, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience. Quarterly and Annual Financial Performance Three Months Ended Year Ended December 31, 2025 December 31, 2024 September 30, 2025 December 31, 2025 December 31, 2024 Revenues $70.3 billion $65.1 billion $69.2 billion $270.6 billion $253.0 billion Earnings from Operations $0.1 billion $4.8 billion $2.5 billion $9.5 billion $16.7 billion Adjusted Earnings from Operations $2.7 billion $5.2 billion $2.5 billion $12.1 billion $18.2 billion Operating Margin 0.1% 7.4% 3.6% 3.5% 6.6% Optum Health • Optum Health’s full year 2025 revenues of $102.0 billion were down 3% year-over-year. • Full year 2025 earnings from operations were $(278) million compared to $7.8 billion in 2024. Adjusted earnings from operations were $2.3 billion in 2025 compared to $7.9 billion in 2024. The year-over-year decline was driven by continued reimbursement pressure due to Medicare funding reductions and elevated medical cost trends. Optum Insight • Optum Insight’s full year 2025 revenues of $19.4 billion were up 4%, or $660 million, year-over-year. • Full year 2025 earnings from operations were $2.6 billion compared to $3.1 billion in 2024. Adjusted earnings from operations in 2025 were $3.7 billion and $4.4 billion a year ago. The 2025 results were impacted by costs related to new product launches and continued investments to support future growth. Optum Rx • Optum Rx’s full year 2025 revenues of $154.7 billion increased 16% year-over-year driven by growth in pharmacy services and volume growth from new and existing clients. • Earnings from operations for full year 2025 were $7.2 billion compared to $5.8 billion in 2024. Adjusted earnings from operations in 2025 were $6.1 billion compared to $5.8 billion a year ago. The increase year-over-year was primarily due to growth in both script volume and pharmacy services, as well as operating efficiencies. Adjusted scripts grew to 1.66 billion, up from 1.62 billion last year.

UNITEDHEALTH GROUP

2026 Guidance

- ***Full Year 2026 Revenue Outlook Greater Than $439.0 Billion***
- ***Earnings from Operations Greater Than $24.0 Billion; Operating Margin of 5.5%***
- ***Earnings Outlook Greater Than $17.10 Per Share; Adjusted Earnings Greater Than $17.75 Per Share***
- ***Cash Flows from Operations Expected to be Greater Than $18.0 Billion***

UnitedHealth Group's 2026 outlook is rooted in extensive actions it has taken in the past six months, including renewed operating disciplines and deeper commitment to its mission of helping people live healthier lives and helping the health system work better for everybody.

"UnitedHealth Group's 2026 outlook reflects a business delivering durable performance improvement and margin expansion through greater operating discipline and precise execution," said Wayne DeVeydt, chief financial officer of UnitedHealth Group.

The outlook reflects margin stability and growth across all four operating segments as the company continues to execute its long-term strategy.

Among the expectations:

- 2026 revenues are projected to exceed $439.0 billion, a 2% year-over-year decline reflecting planned right-sizing across the enterprise.
- Earnings from operations greater than $24.0 billion and a net margin of ~3.6%, improving from 2025 net margin of 2.7%.
- Consolidated medical care ratio is expected to be 88.8% +/- 50 basis points, improving 30 basis points from the 2025 medical care ratio of 89.1% and reflective of repricing efforts across the enterprise.
- Operating cost ratio is expected to be 12.8% +/- 50 basis points, reflecting a 10 basis point improvement from the 2025 adjusted operating cost ratio, supported by disciplined cost management and benefits from ongoing productivity initiatives.
- Adjusted earnings per share expected to be greater than $17.75.

The company will continue to embrace new technologies and artificial intelligence to help make high-quality care easier to find, simpler to navigate, and most importantly, more accessible and affordable.

($ in millions, except per share data)	**Revenue**	**Operating Earnings**
UnitedHealthcare	> $335,000	> $10,800
Optum	> $257,500	> $13,200 (a)
Eliminations	*~($153,500)*	-
Total UnitedHealth Group	**> $439,000**	**> $24,000**
	Diluted	**Adjusted (b)**
Net Earnings per Share	> $17.10	> $17.75

(a) Optum Earnings includes $623 million of operating earnings in Optum Health related to the amortization of loss contracts recognized in 2025.
(b) Refer to page 18 of this release for a reconciliation of the non-GAAP measure.

Page 6 of 21

Page 7 of 21 2026 Key Performance Expectations • UnitedHealthcare revenues of more than $335.0 billion reflect fewer consumers served, with membership expected to range between 46.9 million to 47.5 million. • Optum revenues of more than $257.5 billion reflect the corresponding membership attrition in Optum Rx and the strategic right-sizing of Optum Health. • UnitedHealthcare earnings from operations of greater than $10.8 billion reflect a ~3.2% margin, or ~40 basis points of margin improvement compared to 2025 adjusted earnings margin of 2.8%. • Optum earnings from operations are expected to be greater than $13.2 billion, or a margin of ~5.1% compared to 2025 margin of 3.5%. Excluding the impact of loss contracts in Optum Health, Optum’s 2026 adjusted operating earnings margin is ~4.9%, or an increase of ~40 basis points year-over-year. Data Elements 2026 Outlook ($ and weighted-average shares in millions; except per share data) Revenue UnitedHealthcare > $335,000 Optum > $257,500 Eliminations ~$(153,500) UnitedHealth Group > $439,000 Operating Earnings UnitedHealthcare > $10,800 Optum > $13,200 UnitedHealth Group > $24,000 Investment and Other Income ~$3,900 Interest Expense ~$3,700 Depreciation and Amortization ~$4,400 Net Earnings to UNH Shareholders > $15,600 Diluted Weighted-Average Shares 910 – 915 Diluted Net Earnings per Share to UNH Shareholders > $17.10 Adjusted Earnings per Share (1) > $17.75 Medical Care Ratio 88.8% ± 50 bps Operating Cost Ratio 12.8% ± 50 bps Operating Margin ~5.5% Tax Rate ~19.25% Cash Flows from Operations > $18,000 Dividends Paid (at current rate) ~$8,000 Share Repurchase ~$2,500 Capital Expenditures ~$3,800 (1) Refer to page 18 of this release for a reconciliation of non-GAAP measures.

UnitedHealthcare 2026 Outlook

($ in millions)		
Revenues:		
Employer & Individual		> $75,000
Medicare & Retirement		> $165,000
Community & State		> $95,000
Total UnitedHealthcare Revenue		**> $335,000**
Operating Earnings		> $10,800
Operating Margin		~3.2%
People Served (in thousands)	**Growth (Contraction) in People Served**	**Total People Served**
Commercial Risk	(1,400) – (1,300)	6,765 – 6,865
Commercial Fee	550 – 750	22,035 – 22,235
Total Commercial	(850) – (550)	28,800 – 29,100
Medicare Advantage	(1,200) – (1,150) [1]	7,245 – 7,295
Standardized Medicare Supplement	(50) – 0	4,235 – 4,285
Medicaid	(715) – (565)	6,665 – 6,815
Total Medical	**(2,815) – (2,265)**	**46,945 – 47,495**
Stand-Alone Part D Prescription Drug Plans	(200) – (100)	2,570 – 2,670

[1] Total 2026 contraction for people served through Medicare Advantage, including programs serving complex populations included in Medicaid, is expected to be (1,400,000) to (1,300,000), consistent with historical presentation.

Page 8 of 21

Optum

Optum 2026 Outlook

($ in millions)	Revenues	Operating Earnings	Operating Margin
Optum Health [1]	> $91,000	> $2,200	~2.4%
Optum Insight	> $21,000	> $4,750	~22.6%
Optum Rx	> $150,500	> $6,250	~4.2%
Eliminations	*~$(5,000)*		
Total Optum	**> $257,500**	**> $13,200**	**~5.1%**
Growth Metrics			
Optum Health Consumers Served			~84 million
Optum Health Fully Accountable Patients			~4.1 million
Optum Rx Adjusted Scripts			> 1.52 billion

Below outlines the 2025 Reported and Adjusted Earnings from Operations, as well as the recast earnings for the reclassification of Optum Financial Services from Optum Health into Optum Insight. 2026 Earnings Guidance assumes Optum Financial Services is classified in Optum Insight and removed from Optum Health guidance.

Optum 2025 and 2026 Reported to Adjusted Recast Earnings Bridge

($ in millions)	Optum Health	Optum Insight	Optum Rx	Total Optum
2025 Reported Earnings from Operations	$(278)	$2,624	$7,193	$9,539
Direct Response Costs – Cyberattack	-	$799	-	$799
Net Portfolio Divestitures, Restructuring and Other	$1,941	$304	$(1,068)	$1,177
Provision for Third Party Loss Contracts	$623	-	-	$623
2025 Adjusted Earnings from Operations	$2,286	$3,727	$6,125	$12,138
Optum Financial Services Reclassification [2]	$(837)	$837	-	-
2025 Adjusted Recast Earnings from Operations	**$1,449**	**$4,564**	**$6,125**	**$12,138**
2025 Adjusted Recast Earnings Margin	*1.4%*	*21.7%*	*4.0%*	*4.5%*
2026 Reported Operating Earnings Guidance	> $2,200 [1]	> $4,750	> $6,250	> $13,200
Amortization of Third Party Loss Contracts	$(623)	-	-	$(623)
2026 Adjusted Operating Earnings	**> $1,577**	**> $4,750**	**> $6,250**	**> $12,577**
2026 Adjusted Operating Earnings Margin	*~1.7%*	*~22.6%*	*~4.2%*	*~4.9%*

[1] Optum Health includes $623 million of 2026 operating earnings related to the amortization of loss contracts associated with 2025 restructuring and other activities, which will be excluded from adjusted operating earnings and adjusted earnings per share.

[2] The reclassification of Optum Financial Services from Optum Health into Optum Insight represented $1,906 million in revenue in 2025, inclusive of $289 million of intersegment Optum eliminations.

Page 9 of 21

Page 10 of 21 About UnitedHealth Group UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn. Earnings Conference Call As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:00 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page through February 10, 2026. This earnings release and the Form 8-K dated January 27, 2026, can also be accessed from the Investor Relations page of the company’s website. Non-GAAP Financial Information This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. Forward-Looking Statements The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal actions concerning our participation in the Medicare program; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; risks and uncertainties associated with our increasing use of artificial intelligence and other emerging technologies; failure to complete, manage or integrate strategic transactions; risks and uncertainties associated with the sale of our remaining operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward- looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward- looking statements, except as required by law. Investors: Media: investor_relations@uhg.com uhgmedia@uhg.com

UNITEDHEALTH GROUP Earnings Release Schedules and Supplementary Information Year Ended December 31, 2025 • Condensed Consolidated Statements of Operations • Condensed Consolidated Balance Sheets • Condensed Consolidated Statements of Cash Flows • Revenues by Business - Supplemental Financial Information • Earnings by Business - Supplemental Financial Information • People Served and Performance Metrics - Supplemental Financial Information • Reconciliation of Non-GAAP Financial Measures Page 11 of 21

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Revenues				
Premiums	$88,811	$76,483	$352,229	$308,810
Products	13,484	13,475	53,380	50,226
Services	10,273	9,298	38,038	36,040
Investment and other income	647	1,551	3,920	5,202
Total revenues	113,215	100,807	447,567	400,278
Operating costs				
Medical costs	82,041	67,035	313,995	264,185
Operating costs	16,997	12,494	59,592	53,013
Cost of products sold	12,680	12,464	50,655	46,694
Depreciation and amortization	1,117	1,041	4,361	4,099
Total operating costs	112,835	93,034	428,603	367,991
Earnings from operations	380	7,773	18,964	32,287
Interest expense	(974)	(1,003)	(4,002)	(3,906)
(Loss) gain on sale of subsidiary and subsidiaries held for sale	(126)	21	(265)	(8,310)
Earnings before income taxes	(720)	6,791	14,697	20,071
Provision for income taxes	938	(1,007)	(1,890)	(4,829)
Net earnings	218	5,784	12,807	15,242
Earnings attributable to noncontrolling interests	(208)	(241)	(751)	(837)
Net earnings attributable to UnitedHealth Group common shareholders	$10	$5,543	$12,056	$14,405
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$0.01	$5.98	$13.23	$15.51
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.11	$6.81	$16.35	$27.66
Diluted weighted-average common shares outstanding	910	927	911	929

(a) See page 18 for a reconciliation of non-GAAP measures.

Page 12 of 21

UNITEDHEALTH GROUP CONDENSED CONSOLIDATED BALANCE SHEETS (in millions; unaudited) December 31, 2025 December 31, 2024 Assets Cash and short-term investments ..................................................................................................................................................... $28,121 $29,113 Accounts receivable, net .................................................................................................................................................................... 23,018 22,365 Other current assets ............................................................................................................................................................................ 39,443 34,301 Total current assets ................................................................................................................................................................... 90,582 85,779 Long-term investments ....................................................................................................................................................................... 54,251 52,354 Other long-term assets ....................................................................................................................................................................... 164,748 160,145 Total assets .................................................................................................................................................................................... $309,581 $298,278 Liabilities, redeemable noncontrolling interests and equity Medical costs payable ......................................................................................................................................................................... $39,337 $34,224 Short-term borrowings and current maturities of long-term debt ................................................................................................. 6,069 4,545 Other current liabilities ........................................................................................................................................................................ 69,491 65,000 Total current liabilities ............................................................................................................................................................... 114,897 103,769 Long-term debt, less current maturities ............................................................................................................................................ 72,320 72,359 Other long-term liabilities .................................................................................................................................................................... 20,666 19,559 Redeemable noncontrolling interests ............................................................................................................................................... 1,608 4,323 Equity ..................................................................................................................................................................................................... 100,090 98,268 Total liabilities, redeemable noncontrolling interests and equity ........................................................................................... $309,581 $298,278 Page 13 of 21

UNITEDHEALTH GROUP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited) Year Ended December 31, 2025 2024 Operating Activities Net earnings ......................................................................................................................................................................................... $12,807 $15,242 Noncash items: Depreciation and amortization ....................................................................................................................................................... 4,361 4,099 Deferred income taxes and other .................................................................................................................................................. (989) (3,657) Share-based compensation ........................................................................................................................................................... 971 1,018 Loss on sale of subsidiary and subsidiaries held for sale .......................................................................................................... 265 8,310 Net changes in operating assets and liabilities ............................................................................................................................... 2,282 (808) Cash flows from operating activities .......................................................................................................................................... 19,697 24,204 Investing Activities Sales and maturities of investments, net of purchases ................................................................................................................. 361 525 Purchases of property, equipment and capitalized software ........................................................................................................ (3,622) (3,499) Cash paid for acquisitions and other transactions, net .................................................................................................................. (4,509) (13,408) Loans to care providers - cyberattack .............................................................................................................................................. — (9,033) Repayment of care provider loans - cyberattack ............................................................................................................................ 1,680 4,514 Other, net .............................................................................................................................................................................................. (2,595) 374 Cash flows used for investing activities .................................................................................................................................... (8,685) (20,527) Financing Activities Common share repurchases .............................................................................................................................................................. (5,545) (9,000) Dividends paid ...................................................................................................................................................................................... (7,916) (7,533) Net change in short-term borrowings and long-term debt ............................................................................................................. 726 14,660 Other, net .............................................................................................................................................................................................. 1,091 (1,639) Cash flows used for financing activities .................................................................................................................................... (11,644) (3,512) Effect of exchange rate changes on cash and cash equivalents ................................................................................................. 40 (61) (Decrease) increase in cash and cash equivalents, including cash within businesses held for sale ..................................... (592) 104 Less: cash within businesses held for sale ...................................................................................................................................... (355) (219) Net decrease in cash and cash equivalents .................................................................................................................................... (947) (115) Cash and cash equivalents, beginning of period ............................................................................................................................ 25,312 25,427 Cash and cash equivalents, end of period ...................................................................................................................................... $24,365 $25,312 Page 14 of 21

UNITEDHEALTH GROUP
REVENUES BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions; unaudited)

	UnitedHealthcare	Optum Health	Optum Insight	Optum Rx	Total Optum (a)	UnitedHealth Group Consolidated (a)
		Optum				
Three Months Ended December 31, 2025						
Total revenues	$87,113	$25,543	$5,044	$41,456	$70,333	$113,215
Restructuring and other (2)	—	473	26	20	519	519
Adjusted revenues (b)	$87,113	$26,016	$5,070	$41,476	$70,852	$113,734
Three Months Ended December 31, 2024						
Total revenues	$74,132	$25,660	$4,781	$35,774	$65,101	$100,807
Year Ended December 31, 2025						
Total revenues	$344,903	$101,957	$19,417	$154,726	$270,620	$447,567
Restructuring and other (2)	—	473	26	20	519	519
Adjusted revenues (b)	$344,903	$102,430	$19,443	$154,746	$271,139	$448,086
Year Ended December 31, 2024						
Total revenues	$298,208	$105,358	$18,757	$133,231	$252,957	$400,278
Net portfolio divestitures and South American impacts	220	—	—	—	—	220
Adjusted revenues (b)	$298,428	$105,358	$18,757	$133,231	$252,957	$400,498

UnitedHealthcare Revenues
(in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
UnitedHealthcare Employer & Individual - Domestic	$18,875	$19,019	$75,940	$74,489
UnitedHealthcare Employer & Individual - Global	861	775	3,288	3,667
UnitedHealthcare Employer & Individual - Total	19,736	19,794	79,228	78,156
UnitedHealthcare Medicare & Retirement	43,601	34,188	171,285	139,482
UnitedHealthcare Community & State	23,776	20,150	94,390	80,570
Total UnitedHealthcare revenues	$87,113	$74,132	$344,903	$298,208

(a) Optum and consolidated revenues for the three months ended December 31, 2025 and 2024 include Optum eliminations of $1,710 and $1,114; and corporate eliminations of $44,231 and $38,426, respectively. Optum and consolidated revenues for the year ended December 31, 2025 and 2024 include Optum eliminations of $5,480 and $4,389; and corporate eliminations of $167,956 and $150,887, respectively.

(b) See page 18 for description of non-GAAP measures.

Note: See end notes for further information regarding non-GAAP adjustments.

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UNITEDHEALTH GROUP
EARNINGS BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except percentages; unaudited)

	UnitedHealthcare	Optum				UnitedHealth Group Consolidated
		Optum Health	Optum Insight	Optum Rx	Total Optum	
Three Months Ended December 31, 2025						
Earnings (loss) from operations	$319	($2,783)	($41)	$2,885	$61	$380
Direct response costs - cyberattack	—	—	799	—	799	799
Net portfolio divestitures and South American impacts (1)	—	821	68	(1,457)	(568)	(568)
Restructuring and other (2)	153	1,743	236	389	2,368	2,521
Adjusted earnings from operations (a)	$472	($219)	$1,062	$1,817	$2,660	$3,132
Operating margin	0.4 %	(10.9)%	(0.8)%	7.0 %	0.1 %	0.3 %
Adjusted operating margin (a)	0.5 %	(0.8)%	20.9 %	4.4 %	3.8 %	2.8 %
Three Months Ended December 31, 2024						
Earnings from operations	$2,973	$1,791	$1,270	$1,739	$4,800	$7,773
Direct response costs - cyberattack	9	—	420	—	420	429
Net portfolio divestitures and South American impacts (1)	55	—	—	—	—	55
Adjusted earnings from operations (a)	$3,037	$1,791	$1,690	$1,739	$5,220	$8,257
Operating margin	4.0 %	7.0 %	26.6 %	4.9 %	7.4 %	7.7 %
Adjusted operating margin (a)	4.1 %	7.0 %	35.3 %	4.9 %	8.0 %	8.2 %
Year Ended December 31, 2025						
Earnings (loss) from operations	$9,425	($278)	$2,624	$7,193	$9,539	$18,964
Direct response costs - cyberattack	—	—	799	—	799	799
Net portfolio divestitures and South American impacts (1)	—	821	68	(1,457)	(568)	(568)
Restructuring and other (2)	153	1,743	236	389	2,368	2,521
Adjusted earnings from operations (a)	$9,578	$2,286	$3,727	$6,125	$12,138	$21,716
Operating margin	2.7 %	(0.3)%	13.5 %	4.6 %	3.5 %	4.2 %
Adjusted operating margin (a)	2.8 %	2.2 %	19.2 %	4.0 %	4.5 %	4.8 %
Year Ended December 31, 2024						
Earnings from operations	$15,584	$7,770	$3,097	$5,836	$16,703	$32,287
Direct response costs - cyberattack	494	160	1,296	—	1,456	1,950
Net portfolio divestitures and South American impacts (1)	170	—	—	—	—	170
Adjusted earnings from operations (a)	$16,248	$7,930	$4,393	$5,836	$18,159	$34,407
Operating margin	5.2 %	7.4 %	16.5 %	4.4 %	6.6 %	8.1 %
Adjusted operating margin (a)	5.4 %	7.5 %	23.4 %	4.4 %	7.2 %	8.6 %

(a) See page 18 for description of non-GAAP measures.

Note: See end notes for further information regarding non-GAAP adjustments.

Page 16 of 21

UNITEDHEALTH GROUP
PEOPLE SERVED AND PERFORMANCE METRICS - SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)

UnitedHealthcare Customer Profile
(in thousands)

People Served	December 31, 2025	September 30, 2025	December 31, 2024
Commercial:			
Risk-based	8,165	8,440	8,845
Fee-based	21,485	21,490	20,885
Total Commercial	29,650	29,930	29,730
Medicare Advantage	8,445	8,435	7,845
Medicaid	7,380	7,460	7,435
Medicare Supplement (Standardized)	4,285	4,300	4,335
Total Community and Senior	20,110	20,195	19,615
Total UnitedHealthcare - Medical	49,760	50,125	49,345
Supplemental Data			
Medicare Part D stand-alone	2,770	2,795	3,050
South American businesses held for sale	1,160	1,160	1,330

Optum Performance Metrics

	December 31, 2025	September 30, 2025	December 31, 2024
Optum Health Consumers Served (in millions)	95	96	100
Optum Insight Contract Backlog (in billions)	$31.1	$32.1	$32.8
Optum Rx Quarterly Adjusted Scripts (in millions)	424	414	422

Page 17 of 21

UNITEDHEALTH GROUP RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Use of Non-GAAP Financial Measures Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted revenues, adjusted net margin, adjusted medical care ratio and adjusted operating cost ratio are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Adjustments made to these measures are as follows: Intangible Amortization: Adjusted net earnings per share excludes intangible amortization from the relevant GAAP measure. As amortization fluctuates based on the size and timing of the company’s acquisition activity, management believes this exclusion provides a more useful comparison of the company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share. Direct Response Costs - Cyberattack: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted net margin and adjusted operating cost ratio exclude cyberattack direct response costs. Management believes the exclusion of costs incurred to investigate and remediate the attack, other direct and incremental costs incurred as a result of the cyberattack and incremental costs for accommodations to support care providers presents a more useful comparison of the Company’s underlying business performance and trends from period to period. In the fourth quarter of 2025, the Company increased its reserves for net collection expectations associated with provider loans and other customer balances. Net Portfolio Divestitures and South American Impacts: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted revenues, adjusted net margin and adjusted operating cost ratio exclude net portfolio divestitures and South American impacts. Net portfolio divestitures and South American impacts includes actions taken by management in the fourth quarter of 2025 as a result of a strategic review of our assets and businesses to operationally advance and scale our core businesses and initiatives, including our value-based care business at Optum Health. These actions primarily include losses on business exits and dispositions, including our remaining South American operations and other businesses held for sale, and a gain on the deconsolidation of a business. Portfolio divestitures are not representative of the Company's underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. For the three months and year ended December 31, 2024, net portfolio divestitures and South American impacts includes the amounts previously reported as South American impacts. Adjusted net earnings per share and adjusted net margin exclude the loss on the sale of our Brazilian operations completed on February 6, 2024, the loss on our remaining South American operations classified as held for sale and certain other non-recurring matters impacting our South American operations. Adjusted earnings from operations, adjusted operating margin, adjusted revenues and adjusted operating cost ratio exclude the effects of certain non-recurring matters impacting our South American operations. These matters are not representative of the Company’s underlying business performance and therefore management believes the exclusion presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Restructuring and Other: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted revenues, adjusted net margin, adjusted medical care ratio and adjusted operating cost ratio exclude restructuring and other items. Restructuring and other includes real estate rationalization and workforce reductions ($746 million), the establishment of a loss contract reserve related to third party contractual relationships within the Optum portfolio that are structurally unprofitable and that we could not exit for 2026 ($623 million), contract reassessments ($573 million), net valuation losses on equity securities ($329 million) and the advance funding of the United Health Foundation ($250 million). As the restructuring initiative is more broad in scope and scale than on-going cost management activities and as the other items are not representative of the Company's underlying business, management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Adjusted earnings per share for the projected year ended December 31, 2026 excludes the amortization of loss contracts of $623 million. Page 18 of 21

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data; unaudited)

Adjusted Net Earnings Per Share

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2025	2024	2025	2024	2026
Net earnings attributable to UnitedHealth Group common shareholders	$10	$5,543	$12,056	$14,405	> $15,600
Intangible amortization	386	423	1,613	1,665	~1,325
Direct response costs - cyberattack	799	513	799	2,223	—
Net portfolio divestitures and South American impacts (1)	(442)	24	(442)	8,459	~68
Restructuring and other (2)	2,521	—	2,521	—	~(623)
Tax effect of adjustments	(1,350)	(192)	(1,650)	(1,053)	~(190)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$1,924	$6,311	$14,897	$25,699	> $16,180
Diluted earnings per share	$0.01	$5.98	$13.23	$15.51	> $17.10
Intangible amortization per share	0.42	0.46	1.77	1.79	~1.45
Direct response costs - cyberattack per share	0.88	0.55	0.88	2.39	—
Net portfolio divestitures and South American impacts per share	(0.49)	0.03	(0.49)	9.11	~0.05
Restructuring and other per share	2.77	—	2.77	—	~(0.65)
Tax effect of adjustments per share	(1.48)	(0.21)	(1.81)	(1.14)	~(0.20)
Adjusted diluted earnings per share	$2.11	$6.81	$16.35	$27.66	> $17.75

Note: See end notes for further information regarding non-GAAP adjustments.

Page 19 of 21

Adjusted Net Margin

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Consolidated revenues	$113,215	$100,807	$447,567	$400,278
Net portfolio divestitures and South American impacts	—	—	—	220
Restructuring and other (2)	519	—	519	—
Adjusted consolidated revenues	$113,734	$100,807	$448,086	$400,498
Net earnings attributable to UnitedHealth Group common shareholders	$10	$5,543	$12,056	$14,405
Direct response costs - cyberattack	799	513	799	2,223
Net portfolio divestitures and South American impacts (1)	(442)	24	(442)	8,459
Restructuring and other (2)	2,521	—	2,521	—
Tax effect of adjustments	(1,256)	(89)	(1,256)	(645)
Adjusted net earnings attributable to UnitedHealth Group common shareholders for direct response costs, net portfolio divestitures and South American impacts and restructuring and other	$1,632	$5,991	$13,678	$24,442
Net margin attributable to UnitedHealth Group common shareholders	— %	5.5 %	2.7 %	3.6 %
Adjusted net margin attributable to UnitedHealth Group common shareholders for direct response costs, net portfolio divestitures and South American impacts and restructuring and other	1.4 %	5.9 %	3.1 %	6.1 %

Adjusted Medical Care Ratio

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Premium revenues	$88,811	$352,229
Restructuring and other	122	122
Adjusted premium revenues	$88,933	$352,351
Medical costs	$82,041	$313,995
Restructuring and other	(623)	(623)
Adjusted medical costs	$81,418	$313,372
Medical care ratio	92.4 %	89.1 %
Adjusted medical care ratio	91.5 %	88.9 %

Note: See end notes for further information regarding non-GAAP adjustments.

Page 20 of 21

Adjusted Operating Cost Ratio

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Consolidated revenues	$113,215	$100,807	$447,567	$400,278
Net portfolio divestitures and South American impacts	—	—	—	220
Restructuring and other (2)	519	—	519	—
Adjusted consolidated revenues	$113,734	$100,807	$448,086	$400,498
Operating costs	$16,997	$12,494	$59,592	$53,013
Direct response costs - cyberattack	(799)	(420)	(799)	(1,315)
Net portfolio divestitures and South American impacts (1)	568	(55)	568	50
Restructuring and other (2)	(1,380)	—	(1,380)	—
Adjusted operating costs	$15,386	$12,019	$57,981	$51,748
Operating cost ratio	15.0 %	12.4 %	13.3 %	13.2 %
Adjusted operating cost ratio	13.5 %	11.9 %	12.9 %	12.9 %

Note: See end notes for further information regarding non-GAAP adjustments.

End Notes

(1) Net portfolio divestitures and South American impacts for the three months and year ended December 31, 2025 include net gains on dispositions and businesses held for sale and $126 million of South American impacts. Net disposition gains for the three months ended December 31, 2024 were $2.5 billion, with $1.1 billion, $0.6 billion and $0.8 billion related to UnitedHealthcare, Optum Health and Optum Insight, respectively, and had tax impacts of $347 million. Net disposition gains for the year ended December 31, 2024 were $3.3 billion, with $1.1 billion, $1.4 billion and $0.8 billion at UnitedHealthcare, Optum Health and Optum Insight, respectively, and had tax impacts of $395 million. For the nine months ended September 30, 2025, net disposition gains were not significant. Adjusted amounts for the current year exclude significant gains and losses on dispositions and businesses held for sale, in the aggregate, and significant amounts will be excluded in future periods.

(2) Other actions for the three months and year ended December 31, 2025 include net valuation losses on equity securities. Net valuation gains on equity securities for the three months and year ended December 31, 2024 were $401 million and $589 million, with tax effects of $117 million and $171 million, respectively. For the nine months ended September 30, 2025 net valuation gains were not significant. Adjusted amounts for the current year exclude significant valuation gains and losses on equity securities, in the aggregate, and significant amounts will be excluded in future periods.

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